                                                                     Exhibit 4.3

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY OR ACQUIRABLE UPON EXERCISE HEREOF HAVE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

                         SPECTRUM PHARMACEUTICALS, INC.

                                     WARRANT

DATED: SEPTEMBER 20, 2005                                       NUMBER: SPPI 335

     Spectrum Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, JOHN T. MOORE or his registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of 120,000 shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $5.13 per share (as adjusted from time to time as provided in Section 7, the "Exercise Price"), at any time from and including September 20, 2005 (the "Effective Date") through and including September 19, 2013 (the "Expiration Date"), in accordance with the vesting schedule set forth in Section 3 (b), subject to the following terms and conditions:

     1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     2. Registration of Transfers and Exchanges.

          (a) This Warrant may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed, directly or indirectly, in whole or in part, without the prior written consent of the Company. Any attempted sale, transfer, assignment, pledge, hypothecation or other disposition of this Warrant, or any portion thereof, shall be void and without any force or effect; provided, however, that, subject to compliance with any applicable securities laws, the Holder may transfer this Warrant, or any portion thereof, without the prior written consent of the Company, if such transfer is to (i) a spouse, child, grandchild, parent, sibling or custodian or trustee for the benefit of any such relatives, or (ii) any shareholder or affiliate entity.

          (b) The Company shall register the transfer of any portion of this Warrant in conformance with Section 2(a) in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 10. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of this Warrant.

          (c) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.

          (d) Unless the resale of the Warrant Shares has been registered under the Securities Act of 1933, as amended, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED."

     3. Duration and Exercise of Warrant.

          (a) This Warrant shall be exercisable by the then registered Holder on any business day before 5:00 P.M., California time, at any time and from time to time on or after the Effective Date to and including the Expiration Date. At 5:00 P.M., California time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

          (b) This Warrant shall vest in accordance with the following schedule:

               a. 20,000 shares shall vest and become exercisable upon the first anniversary of the grant date of the warrant.

               b. 40,000 shares shall vest and become exercisable upon the second anniversary of the grant date of the warrant.

               c. 60,000 shares shall vest and become exercisable upon the third anniversary of the grant date of the warrant.

               In the event that the Consulting Agreement dated September 20, 2005, by and between the Company and JTM Consulting, Inc., expires or is terminated by either party prior to any vesting date, no further vesting will occur following such termination.

          (c) Upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in Section 10 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (and in any event, within four business days) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

          A. "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

          (c) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

          (d) Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings (except as otherwise set forth in Section 7(f) herein).

          (e) If by the tenth business day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 3(b), then the Holder will have the right to rescind such exercise.

     4. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     5. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

     6. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder. The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly authorized, validly issued and fully paid and nonassessable.

     7. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7. Upon each such adjustment of the Exercise Price pursuant to this Section 7, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock which contain a stated dividend rate) or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

          (b) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this
Section 7(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

          (c) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 7(a), and (b)), other than as part of its dissolution or liquidation or the winding up of its affairs, then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the fair market value of a share of Common Stock determined as of the record date mentioned above, and of which the numerator shall be the fair market value of a share of Common Stock determined as of such record date less the fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Company's independent certified public accountants that regularly examines the financial statements of the Company (an "Appraiser").

          (d) For the purposes of this Section 7, the following clauses shall also be applicable:

               (i) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (ii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          (e) All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

          (f) If:

               (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

               (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

               (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

               (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

               (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

     8. Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds by certified check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company.

     9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

     10. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (California time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (California time) on any date and earlier than 11:59 p.m. (California time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or
(iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 157 Technology Drive, Irvine, CA 92618, Attention: CEO, or to facsimile no.
(949) 788-6706, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 10.

     11. Warrant Agent. The Company shall serve as warrant agent under this Warrant. The Company may appoint a new warrant agent upon notice to the Holder in accordance with Section 10. Any corporation into which the Company may be merged or any corporation resulting from any consolidation to which the Company shall be a party or any corporation to which the Company transfers substantially all of its corporate assets shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     12. Representations and Warranties of Holder. By accepting this Warrant, Holder represents and warrants to the Company that the statements contained in this Section 12 are correct and complete as of the date first written above.

          (a) Business or Financial Expertise. Holder has either (i) a pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons that is of a nature and duration which enables Holder to be aware of the character, business acumen and general business and financial circumstances of the Company or (ii) by reason of Holder's business or financial expertise or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, the capacity to protect his own interests in connection with his acquisition of the Warrant and the underlying Warrant Shares. Holder is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

          (b) Awareness; No Distribution. Holder has had the opportunity to ask questions about the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Warrant and underlying Warrant Shares. Holder is acquiring the Warrant and underlying Warrant Shares for his own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act. Holder recognizes that the Warrant and underlying Warrant Shares are a speculative investment involving a high degree of risk of loss and that Holder could lose the entire amount of its investment. Holder is able to bear the economic risk of this investment and at the present time could afford a complete loss of this investment.

          (c) No Registration. Holder understands that the Warrant and underlying Warrant Shares will be issued without registration under the Securities Act and without qualification and/or registration under applicable state securities laws ("Blue Sky Laws") in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, Holder understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if its representations were predicated solely upon a present intention to hold the Warrant and underlying Warrant Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Warrant Shares, or for a period of one year or any other fixed period in the future.

          (d) Legend. Holder further understands that the Warrant Shares must be held indefinitely unless subsequently registered and/or qualified under the Securities Act and under the Blue Sky Laws or unless an exemption from registration and/or qualification is otherwise available. Moreover, John Moore understands that the Company is under no obligation to register and/or qualify the Warrant Shares. In addition, Holder understands that the certificate evidencing the Warrant Shares will be imprinted with a legend in substantially the form as follows which prohibits the transfer of the Warrant Shares unless they are registered and/or qualified or such registration and/or qualification is not required in the opinion of counsel for Holder.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED OR TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

          (e) Rule 144. Holder is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Holder understands that the Warrant Shares constitute "restricted securities" for the purposes of Rule 144.

          (f) No Public Market. Holder further understands that at the time it wishes to sell the Warrant Shares there may be no public market upon which to make such a sale.

          (g) Risk. Holder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     13. Miscellaneous.

          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

          (b) Subject to Section 13(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

          (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of California without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to it at the address in effect for notices to it under this instrument and in the manner set forth in Section 10 above, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

                                    SPECTRUM PHARMACEUTICALS, INC.


                                    By: /s/ Rajesh C. Shrotriya, M.D.
                                        ----------------------------------------
                                    Name: Rajesh C. Shrotriya, M.D.
                                    Title: Chief Executive Officer and President

                          FORM OF ELECTION TO PURCHASE

     (To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Spectrum Pharmaceuticals, Inc.:

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase __________ shares of Common Stock ("Common Stock"), $.001 par value per share, of Spectrum Pharmaceuticals, Inc. (the "Company") encloses herewith $__________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER:
                                     -------------------------------------------

--------------------------------------------------------------------------------
                         (Please print name and address)

     If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

--------------------------------------------------------------------------------
                        (Please print name and address)

     By signing below, the Holder represents and warrants to the Company that the statements contained in Section 12 are true and correct as of the date hereof, as if given on the date hereof.

Dated:           ,                   Name of Holder:
       ----------  ----
                                     (Print)


                                     -------------------------------------------
                                     (By:)

                                     -------------------------------------------
                                     (Name:)

                                     -------------------------------------------
                                     (Title:)


                                     -------------------------------------------
                                     (Signature must conform in all
                                     respects to name of holder as
                                     specified on the face of the Warrant)

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ the right represented by the Warrant enclosed with this Form of Assignment to purchase __________ shares of Common Stock of Spectrum Pharmaceuticals, Inc. to which the Warrant relates and appoints ____________________ attorney to transfer said right on the books of Spectrum Pharmaceuticals, Inc. with full power of substitution in the premises.


Dated:           ,
       ----------  ----              -------------------------------------------
                                     (Signature must conform in all
                                     respects to name of holder as
                                     specified on the face of the Warrant)

                                     -------------------------------------------
                                     Address of Transferee

                                     -------------------------------------------

                                     -------------------------------------------

In the presence of:

----------------------------------